Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 18, 2000 relating to the financial statements of Level 8 Systems, Inc. for the year ended December 31, 1999, which appears in Level 8 Systems, Inc.’s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2001. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/    PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
November 1, 2002